UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  March 26, 2019

OneMain Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36129 (Commission File Number)	27-3379612 (I.R.S. Employer Identification No.)

601 N.W. Second Street,
Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2019, OneMain Holdings, Inc. (the “Company”) announced the appointment of Micah R. Conrad as Acting Chief Financial Officer of the Company, effective immediately.  Mr. Conrad replaces Scott T. Parker, who will be departing the Company on April 4, 2019 (the “Departure Date”).  Mr. Parker will resign as Executive Vice President and Chief Financial Officer effective immediately and remain employed with the Company for a transition period until the Departure Date.  Mr. Parker’s departure is not due to any disagreement between Mr. Parker and the Company relating to the Company’s financial reporting or condition, policies or practices.  Mr. Parker will be entitled to receive his normal compensation and accrued benefits through the Departure Date pursuant to the terms of his existing employment agreement, dated as of October 12, 2015, which was filed with the Securities and Exchange Commission as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Mr. Conrad, 47, has served as Executive Vice President of the Company since March 2017 and as Senior Vice President of the Company from November 2015 through March 2017.  Prior to that, Mr. Conrad served as Chief Financial Officer of OneMain Financial Holdings, Inc. from 2013 until it was acquired by the Company in the OneMain acquisition from Citigroup on November 15, 2015.  Mr. Conrad also serves as a director, Executive Vice President and Chief Financial Officer of Springleaf Finance Corporation, the Company’s wholly-owned unsecured bond issuing subsidiary.  No new compensatory or severance arrangements were entered into in connection with Mr. Conrad’s appointment as Acting Chief Financial Officer.  There are no family relationships between Mr. Conrad and any director or executive officer of the Company, and no related party transactions involving Mr. Conrad that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Conrad as Acting Chief Financial Officer and the departure of Mr. Parker is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to this Item 7.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein. The furnishing of the information in this Current Report with respect to the press release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Current Report with respect to the press release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of OneMain Holdings, Inc. issued March 26, 2019.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

By:	/s/ Douglas H. Shulman
Name:	Douglas H. Shulman
Title:	President and Chief Executive Officer

Date:  March 26, 2019